CIENA CORPORATION
2017 OMNIBUS INCENTIVE PLAN

MARKET STOCK UNIT AGREEMENT

Ciena Corporation, a Delaware corporation, (the “Company”), hereby grants market stock units relating to shares of its common stock, $0.01 par value (the “Stock”), to the individual named below as the Grantee, subject to the performance and vesting and other terms and conditions set forth in this Market Stock Unit Agreement, including the attached terms and conditions and any appendix attached hereto (together, the “Agreement”). This grant is subject to the terms and conditions set forth in (i) this Agreement, (ii) the Ciena Corporation 2017 Omnibus Incentive Plan (the “Plan”) and (iii) the grant details for this award contained in your account with the Company’s selected broker. Capitalized terms not defined in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
Grant Date: ______________________
Grant Number: ________________________
Name of Grantee: _____________________________
Number of Market Stock Units Covered by Grant: __________________________________

By accepting this grant (whether by signing this Agreement or accepting the grant electronically via the website of the Company’s selected broker), you agree to the terms and conditions in this Agreement and in the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent unless otherwise stated herein.

Grantee: _______________________________________ (Signature)
Ciena Corporation: ____________________________ Name: David M. Rothenstein Title: Senior Vice President, General Counsel and Secretary

CIENA CORPORATION
2017 OMNIBUS INCENTIVE PLAN
MARKET STOCK UNIT AGREEMENT
TERMS AND CONDITIONS

Market Stock Unit Transferability
This grant is an award of market stock units in the number of units set forth on the first page of this Agreement (or, in the case of electronic delivery, as set forth in the grant details for this Award set forth in the Company’s selected broker’s website), subject to the performance and vesting conditions described in this Agreement (“Restricted Stock Units”). Your Restricted Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of Applicable Law or otherwise, nor may the Restricted Stock Units be made subject to execution, attachment or similar process.

Performance Earning
Your Restricted Stock Units may be earned during the three-year period beginning with the Company’s fiscal year 2018 and continuing through the Company’s fiscal year 2020 (the “Performance Period”) based on the Company’s achievement of the performance goal set forth in Appendix A to this Agreement.
The number of Restricted Stock Units issuable under this award will be determined in accordance with the performance goal set forth in Appendix A and, specifically, the detail and the embedded table set forth therein.
The Compensation Committee of the Board of Directors will determine, in its sole and absolute discretion, whether (and to what extent) the performance goal has been met and, based on that determination, the number of Restricted Stock Units that have been earned during the Performance Period.
Any portion of your Restricted Stock Units that is not earned by the end of the Performance Period will be forfeited.

Vesting
If Restricted Stock Units are earned during the Performance Period, the aggregate number of such earned Restricted Stock Units shall vest on December 20, 2020 (the “Vesting Date”), provided you remain in Service through the Vesting Date. Any resulting fractional shares shall be rounded up to the nearest whole share; provided, that you may not vest in more than 200% of the number of Market Stock Units set forth on the first page of this Agreement. Any earned but unvested Restricted Stock Units will be forfeited in their entirety in the event that you cease to be employed by the Company for any reason prior to the Vesting Date.

Share Delivery Pursuant to Vested Restricted Stock Units; Tax-Related Items
Shares of Stock underlying the vested portion of the Restricted Stock Units will be delivered to you by the Company as soon as practicable following the Vesting Date, but in no event beyond 2½ months after the end of the calendar year in which the shares would have been otherwise delivered. On the Vesting Date (or as soon as practicable thereafter), a brokerage account in your name will be credited with shares of Stock representing the number of shares that vested under this grant (the “Vested Shares”) net of any Tax-Related Items (as defined below), as applicable. If the Vesting Date is not a trading day, Vested Shares will be delivered on the next trading day (or as soon as practicable thereafter).

Regardless of any action the Company or the Affiliate to whom you provide Services (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Restricted Stock Units and/or your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of shares of Stock upon settlement of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

By accepting this award, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (b) withholding from proceeds of the sale of Vested Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent) (an “Automatic Sale”); or (c) withholding shares of Stock to be issued upon vesting of the Restricted Stock Units, provided, however, that if you are a Section 16 officer of the Company under the Act, as amended, then the Company will withhold in shares of Stock under this subsection (c) upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has material adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above; or (d) any other method of withholding determined by the Company and permitted by applicable law.

You further acknowledge that, in the event of an Automatic Sale, this irrevocable written instruction is intended to constitute an instruction pursuant to Rule 10b5-1 of the Exchange Act with the Automatic Sale intended to comply with these requirements. As such, all provisions hereof shall be interpreted consistent with Rule 10b5-1 and shall be automatically modified to the extent necessary to comply therewith. The Company shall be responsible for the payment of any brokerage commissions relating to any Automatic Sale.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s) to the extent permitted by the Plan, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the Vested Shares, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.
Forfeiture of Unvested Restricted Stock Units
Except as specifically provided in this Agreement or as may be provided in other agreements between you and the Company, no additional Restricted Stock Units will vest after your Service has terminated for any reason and you will forfeit to the Company all of the Restricted Stock Units that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed upon such termination of your Service.

Deferral of Compensation
Delivery of shares underlying any award of Restricted Stock Units and treatment hereunder shall be subject to any deferral election validly made by eligible participants under the Ciena Corporation Deferred Compensation Plan or any successor plan.

Death
If your Service terminates because of your death, the Restricted Stock Units earned, but not yet vested, under this Agreement will automatically vest as to the number of Restricted Stock Units earned prior to the date of death.

Disability
If your Service terminates because of your Disability, the Restricted Stock Units earned, but not yet vested under this Agreement will automatically vest as to the number of Restricted Stock Units earned prior to the date of Disability.

Termination For Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your Restricted Stock Units, whether or not previously earned, and this award shall immediately terminate.
Leaves of Absence
For purposes of this grant, your Service does not terminate when you go on a bona fide leave of absence approved by the Company, if the terms of your leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Law. The Company will determine, in its sole discretion, whether and when a leave of absence constitutes a termination of Service under the Plan.

Retention Rights
Neither your Restricted Stock Units nor this Agreement give you the right to be retained by the Company, the Employer or any Affiliate in any capacity and your Service may be terminated at any time and for any reason.

Shareholder Rights
You have no rights as a shareholder unless and until the shares of Stock relating to the Restricted Stock Units have been issued to you (or an appropriate book entry has been made). Except as described in the Plan or herein, no adjustments are made for dividends or other rights if the applicable record date occurs before your shares of Stock are issued (or an appropriate book entry has been made).
If the Company pays a dividend on its Stock, you will, however, be entitled to receive a cash payment equal to the per-share dividend paid on the Stock times the number of vested Restricted Stock Units that you hold as of the record date for the dividend; provided, however, such Dividend Equivalents Rights shall not vest or become payable unless and until the Restricted Stock Units to which the Dividend Equivalent Rights correspond become vested and nonforfeitable pursuant to this Agreement or the Plan.

Nature of Grant
In accepting the award and the Restricted Stock Units, you acknowledge, understand and agree that:

(1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(2) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(3) all decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company;

(4) your participation in the Plan is voluntary;

(5) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not intended to replace any pension rights;

(6) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of Service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(7) the Restricted Stock Unit grant and your participation in the Plan will not be interpreted to form or amend a Service contract or relationship with the Company, the Employer or any Affiliate;

(8) the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;

(9) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of your Service relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), and in consideration of the grant of the Restricted Stock Units, you irrevocably agree never to institute any claim against the Company, the Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting this award of Restricted Stock Units, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(10) in the event of termination of your Service relationship (whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), your right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that you are no longer actively providing Services to the Company, the Employer or any Affiliate as a Service Provider and will not be extended by any notice period mandated under local law (e.g., active Service as a Service Provider would not include a period of “garden leave” or similar period); the Committee shall have the exclusive discretion to determine when you are no longer actively providing Services for purposes of your Restricted Stock Units grant;

(11) the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or by the Company in its discretion, to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Stock (including a Corporate Transaction);

12) unless otherwise agreed with the Company, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company; and

(13) the following provisions apply only if you are providing Services outside the United States:

(A)the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation or salary for any purpose and in no event should be considered as compensation for, or relating in any way to, past Services for the Company, the Employer or any Affiliate; and

(B)you acknowledge and agree that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Employer’s local currency and the United States dollar that may affect the value of any proceeds from the sale of shares of Stock acquired under the Plan.

(3) all decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company;
(4) your participation in the Plan is voluntary;

(5) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not intended to replace any pension rights;

(6) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of Service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(7) the Restricted Stock Unit grant and your participation in the Plan will not be interpreted to form or amend a Service contract or relationship with the Company, the Employer or any Affiliate;

(8) the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;

(9) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of your Service relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), and in consideration of the grant of the Restricted Stock Units, you irrevocably agree never to institute any claim against the Company, the Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting this award of Restricted Stock Units, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(10) in the event of termination of your Service relationship (whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), your right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that you are no longer actively providing Services to the Company, the Employer or any Affiliate as a Service Provider and will not be extended by any notice period mandated under local law (e.g., active Service as a Service Provider would not include a period of “garden leave” or similar period); the Committee shall have the exclusive discretion to determine when you are no longer actively providing Services for purposes of your Restricted Stock Units grant;

(11) the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or by the Company in its discretion, to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Stock (including a Corporate Transaction);

12) unless otherwise agreed with the Company, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company; and

(13) the following provisions apply only if you are providing Services outside the United States:

(A)    the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation or salary for any purpose and in no event should be considered as compensation for, or relating in any way to, past Services for the Company, the Employer or any Affiliate; and

(B)    you acknowledge and agree that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Employer’s local currency and the United States dollar that may affect the value of any proceeds from the sale of shares of Stock acquired under the Plan.

Forfeiture: Recoupment
This Award shall be subject to mandatory repayment by the Grantee to the Company (i) to the extent set forth in the Plan or this Award Agreement or (ii) to the extent the Grantee is, or in the future becomes, subject to (A) any Company or Affiliate “clawback” or recoupment policy that is adopted by the Company, including to comply with the requirements of Applicable Law, or (B) any Applicable Law that imposes mandatory recoupment, under circumstances set forth in such Applicable Law.

Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social security or social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.

You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.

You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.

You authorize the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.

You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative or the Company’s stock administration department. Further, you understand that you are providing the consents herein on a purely voluntary basis.

If you do not consent, or if you later revoke your consent, your employment status or Service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to you or administer or maintain such awards.

Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.

For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative or the Company’s stock administration department.

Finally, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the Stock underlying your Restricted Stock Units. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Applicable Law and Venue
The Restricted Stock Units and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions.

For purposes of litigating any dispute that arises under this award or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the state courts of Delaware, or the federal courts for the District of Delaware, and no other courts, where this grant is made and/or to be performed. You agree to waive your rights to a jury trial for any claim or cause of action based upon or arising out of this Agreement or the Plan.

Language
If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Electronic Delivery and Acceptance
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, the Company’s designated broker, or their respective third parties. If you fail to submit a written rejection of this award to the Company’s Stock Administration Department prior to the date on which this award initially vests, this award shall be deemed accepted by you and the terms of this award and the Plan shall apply to the same extent as if you had accepted your award electronically via the website of the Company’s selected broker.

Severability
The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

Foreign Account / Assets Reporting and Exchange Controls
Depending upon the country to which laws you are subject, you may have certain foreign asset and/or account reporting requirements and exchange controls which may affect your ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside your country of residence. Your country may require that you report such accounts, assets or transactions to the applicable authorities in your country. You may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You are responsible for knowledge of and compliance with any such regulations and should speak with your own personal tax, legal and financial advisors regarding the same.

Insider Trading / Market Abuse Laws
You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares of Stock or rights to shares of Stock (e.g., Restricted Stock Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should consult with your own personal legal and financial advisors on this matter.

Imposition of Other Requirements
The Company reserves the right to impose other requirements on your participation in the Plan, on the award, on the Restricted Stock Units, and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Canadian Residents
With respect to Canadian residents only:
Restricted Stock Units Payable Only in Shares of Stock. Notwithstanding any discretion in the Plan or the Agreement to the contrary, Restricted Stock Units granted in Canada shall be paid in shares of Stock only and do not provide any right for you to receive a cash payment.
The following provisions will apply if you are a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. This provision supplements the Data Privacy section of the Agreement:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, the Employer, any Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company, the Employer, any Affiliate and the administrator of the Plan to record such information and to keep such information in your employee file.
Notifications
Securities Law Information. You are permitted to sell shares of Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Stock is listed. Currently, the Stock is listed on the New York Stock Exchange.

Foreign Account / Assets Reporting Information. Foreign property, including Restricted Stock Units, shares of Stock acquired under the Plan and other rights to receive shares (e.g., Restricted Stock Units) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, such Restricted Stock Units must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because other foreign property is held by you. When shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the shares at the time of acquisition, but if you own other shares of the same company, this ACB may have to be averaged with the ACB of the other shares. You should consult with your personal tax advisor to determine your reporting requirements.

This Agreement is not a stock certificate or a negotiable instrument.